Exhibit 10.46

ACCORD AND FIRST AMENDED CONSULTING AGREEMENT

This Accord and First Amended Consulting Agreement (the “Amended Agreement”) is made as of April 16, 2020 (“Effective Date”) and amends that “Original Agreement” entered into by and between Touchpoint Group Holdings, Inc. (“TGHI” or the “Company”) (formerly, One Horizon Group, Inc.) and Catalyst Corporate Solutions, LLC, 10119 W. Lariat Ln., Peoria, AZ 85383 (Tax ID: 012646848) (“Catalyst,” or the “Consultant”) on or about August 5, 2019. Company and/or Consultant may each be referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS, Consultant has heretofore provided, and continues to provide valuable services to Company under the Original Agreement, which such services were and continue to be performed in a manner completely satisfactory to the Company;

WHEREAS, Company acknowledges and agrees that the compensation earned by Consultant under the Original Agreement has been duly and fully earned as of the date of such Agreement;

WHEREAS, Section 4(f) of the Original Agreement provided in relevant part that:

The Parties shall negotiate and agree in good faith regarding Consultant’s compensation package for any consulting services to be provided beyond the scope of this Agreement and/or beyond the Term depending upon the Company’s needs at such time and the services being requested of Consultant.

WHEREAS, during the course of the Parties’ working relationship, Company and Consultant have been developing further the plans of the Company, and the Consultant has already taken important steps to advance the Company’s interests in this regard;

WHEREAS, the Company is desirous that Consultant continue to perform all of the Consulting Services set forth in Section 2 of the Original Agreement up through and including October 15, 2020 (“First Amended Term”);

WHEREAS, the Consultant is agreeable to performing the additional Consulting Services and to provide these services along with Consulting Services set forth in Section 2 of the Original Agreement throughout the First Amended Term;

WHEREAS, pursuant to the Original Agreement, Company Management agreed to issue to Consultant Two Million Five Hundred Thousand (2,500,000) shares of TGHI common stock and agreed that such shares shall not be subject to a reverse split; and

WHEREAS, TGHI did execute a 25-1, reverse split;

NOW THEREFORE, Company and Consultant enter into this Amended Agreement in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Company shall immediately and irrevocably issue to Consultant Two Million Four Hundred Thousand (2,400,000) shares of TGHI common stock (“Corrective Share Issuance”).

2.	Company acknowledges and agrees with Consultant that the value/shares represented by the Corrective Share Issuance was/were fully earned by Consultant as of August 20, 2019.

3.	In consideration for Consultant agreeing to provide services for the First Amended Term, Company further agrees to immediately and irrevocably issue to Consultant an additional Five Million (5,000,000) shares of TGHI common stock (“Further Share Issuance”).

4.	Upon receipt of the Corrective Share Issuance and Further Share Issuance, Consultant shall continue to perform all of the Consulting Services set forth in the Agreements through the First Amended Term.

5.	The Parties agree to further review any additional services performed or that the Company may require beyond the First Amended Term prior to September 15, 2020.

6.	RATIFICATION. Except as amended, modified or expanded hereby, the Original Agreement and all of the relevant terms and provisions thereof are hereby ratified and confirmed for all purposes and in all respects. This Amended Agreement may be executed in several counterparts, each of which shall be deemed an original and shall constitute one and the same instrument.

Company represents and warrants that all of the shares delivered to Consultant as compensation hereunder shall be or have been validly issued, fully paid and non- assessable and that the Company’s Board of Directors has or shall have duly authorized the issuance and transfer thereof to Consultant.

IN WITNESS WHEREOF, the Officers below have each caused this Amended Agreement to be executed as of the Effective Date.

Catalyst Corporate Services, LLC		Touchpoint Group Holdings, Inc.

By:	/s/ Scott Mahoney	By:	/s/ Mark White
Name:	Scott Mahoney	Name:	Mark White
Title:	CEO	Title:	CEO